EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements (File Nos. 33-52786, 33-36609, 33-23837, 2-99699,
2-92762 and 2-84977), the A.G. Edwards, Inc. 1988 Incentive Stock Plan, Employee Stock Purchase Plan and Stock Option Plan and the A.G. Edwards, Inc. 1982 Restricted Stock and Stock Option Plan on Form S-8 of our report dated April 21, 1994, incorporated by reference in the Annual Report on Form 10-K of A.G. Edwards, Inc. for the year ended February 28, 1994.



/s/ Deloitte & Touche
St. Louis, Missouri

May 26, 1994